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July 25, 2002




Securities and Exchange Commission
Washington DC  20549



Re:      Insynq, Inc.
         File No. 0-22814


Dear Sir or Madam:

We have read Item 4 of the Form 8-K of Insynq, Inc. dated July 25, 2002, and agree with the statements concerning our Firm contained therein.

Very truly yours,


/s/ Grant Thornton LLP